Exhibit 99.1

United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,104,540)
Unrealized Gain (Loss) on Market Value of Futures	455,020
Dividend Income	913
Interest Income	2,208
Total Income (Loss)	$(646,399)

Expenses
General Partner Management Fees	$4,819
Professional Fees	6,692
Brokerage Commissions	1,476
Non-interested Directors' Fees and Expenses	53
Prepaid Insurance Expense	108
NYMEX License Fee	121
Total Expenses	13,269
Expense Waiver	(7,377)
Net Expenses	$5,892
Net Income (Loss)	$(652,291)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/16	$9,946,404
Net Income (Loss)	(652,291)

Net Asset Value End of Month	$9,294,113
Net Asset Value Per Share (150,000 Shares)	$61.96

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612